Exhibit 23.1

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                          406 Lippincott Drive, Ste. J
                         Marlton, New Jersey 08053-4168
                        (856) 346-2828 Fax (856) 396-0022



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, Unit 3
West Berlin, New Jersey 08091


We hereby consent to use in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2007, relating to the consolidated financial statements of Global Resource Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Bagell, Josephs, Levine & Company, L.L.C.
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Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053

February 12, 2008
















           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                         CENTER FOR AUDIT QUALITY (CAQ)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
             PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS